UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 3.02 Unregistered Sales of Equity Securities

On August 3, 10, 13 and 15, 2015, Visualant, Incorporated (the “Company”) issued a total of 22,980 shares of common stock related to the conversion of $64,000 of debt and interest of $2,560 pursuant to a Securities Purchase Agreement dated January 27, 2015. The shares were issued at an average of $2.785 per share, with a low price of $2.50 per share.

The Company previously issued warrants to investors and partners which contained a provision that would require an adjustment in the exercise price if the Company issues common stock, warrants or equity below the price that is reflected in the warrants. These warrants included the following:

1.	Series A Warrants to purchase a total of 348,685 shares of common stock at an exercise price of $22.50 per share.

2.	Series B Warrants to purchase a total of 348,685 shares of common stock at an exercise price of $30.00 per share.

3.	A warrant issued to IDMC to purchase 97,169 shares of common stock at an exercise price of $30.00 per share.

4.	Series C Warrants to purchase 23,334 shares of common stock at an exercise price of $30.00 per share.

5.	Series D Warrants to purchase 23,334 shares of common stock at an exercise price of $45.00 per share.

The conversion shares issued at $2.50 per share adjusted the exercise price of the warrants detailed above to $2.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

August 21, 2015	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO